Exhibit 5.1

Paul K. Sandness, Esq.
General Counsel and Secretary
MDU Resources Group, Inc.
1200 West Century Avenue, P.O. Box 5650
Bismarck, North Dakota 58506-5650

                               November 17, 2011

MDU Resources Group, Inc.
1200 West Century Avenue, P.O. Box 5650
Bismarck, North Dakota  58506-5650

Ladies and Gentlemen:

I am General Counsel and Secretary of MDU Resources Group, Inc., a Delaware corporation (the "Company").  This opinion is being rendered in connection with the registration statement on Form S-3 (the "Registration Statement") to be filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") by the Company under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 2,253,721 shares of the Company's common stock, par value $1.00 per share (the "Stock") for offer and sale pursuant to the MDU Resources Group, Inc. Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan").

For purposes of this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the Restated Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company, as in effect on the date hereof, (iii) resolutions of the Board of Directors of the Company relating to the Plan, the Registration Statement and the issuance and sale of the Stock, (iv) the orders of the Federal Energy Regulatory Commission (the "FERC"), dated July 25, 1996, the Montana Public Service Commission (the "MPSC"), dated July 8, 1996, and the Public Service Commission of Wyoming (the "WPSC"), dated July 26, 1996, each of which authorized the issuance of up to 3,273,273 shares of common stock pursuant to the Plan and (v) such other instruments, certificates, records and documents, and such matters of law, as I have considered necessary or appropriate for the purposes hereof.  As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the aforesaid Registration Statement, resolutions, orders, instruments, certificates, records and documents.  In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as copies and the authenticity of the originals of such latter documents.

MDU Resources Group, Inc.
November 17, 2011

Based upon and subject to the foregoing, and subject to the further limitations and qualifications expressed below, I am of the opinion that:

1.           The issuance of the Stock has been duly authorized by the Board of Directors of the Company.

2.           When the Stock shall have been issued, sold and delivered (i) in compliance with the authority contained in regulatory consents and approvals of the FERC, the MPSC and the WPSC and (ii) in accordance with the terms and provisions of the Plan and for the consideration contemplated thereby, such Stock will be validly issued, fully paid and non-assessable.

3.           The Stock to be purchased on the open market is validly issued, fully paid and non-assessable.

My opinions expressed above are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States, except to the extent such opinions involve determinations regarding regulatory consents and approvals required to be obtained by the Company from any governmental body or bodies in connection with the issuance and sale of the Stock.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me contained therein under the heading "Legal Opinions" in said Registration Statement and any amendments thereto and in the prospectus constituting a part thereof.  In giving such consent, I do not thereby concede that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Paul K. Sandness Paul K. Sandness General Counsel and Secretary